Nelnet Announces Reduction of Staff Due to Contract Changes Impacting Student Loan Servicing

LINCOLN, Neb., March 23, 2023 – Nelnet (NYSE: NNI) today announced a staffing reduction to address lower pricing and reduced servicing volume for the company’s federal servicing contracts as well as to align with the company’s strategic consolidation and sunsetting of select loan servicing systems.

On March 22, 2023, Nelnet received a contract modification from the Department of Education (Department) for the company’s current loan servicing contracts with the Department. The modification significantly decreased the price earned by the company per borrower per month. Additionally, last month, the Department notified Nelnet of its intent to transfer 1 million borrowers from Nelnet Loan Servicing to another federal servicer. The transfer, which was not based on Nelnet’s performance, is scheduled to occur over the next few months. Both the price reduction and the unanticipated transfer of a million borrowers will have a material impact on NDS.

Approximately 550 associates who work in Nelnet’s Diversified Services (NDS) division and some in related shared services areas that support NDS were notified today their positions are being eliminated. Nelnet will also look for redundancies and efficiencies throughout the year related to the conclusion of projects centered on the consolidation of select loan servicing platforms. No other Nelnet businesses are impacted.

“Of all the strategic business decisions we must make, the rightsizing of teams is always the most difficult,” said chief executive officer Jeff Noordhoek. “While some terms of employment end knowingly because the specific work is completed, other unanticipated staff reductions are the result of challenging circumstances that have a significant impact on the business. We must adjust accordingly to continue providing value to customers to the best of our ability while also positioning the company for long-term success.”

Regarding its loan servicing systems, Nelnet continues to develop modern, innovative technology platforms to support federal and consumer loan servicing, respectively. Throughout the remainder of the year, the company will strategically continue migrating borrowers from legacy systems to modern platforms and then sunset the legacy systems, with the goal of creating ongoing efficiencies.

“While the current federal student loan servicing climate is not ideal, creating the need to make hard decisions—Nelnet remains firmly committed to helping students and their families fulfill their educational dreams,” said Noordhoek.

Forward-looking and cautionary statements

This press release contains forward-looking statements within the meaning of federal securities laws. The words “anticipate,” “assume," "believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” "scheduled," “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward looking statements. These statements are based on management’s current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that may cause actual results or performance to differ materially from those expressed or implied by the forward-looking statements. Such risks include, but are not limited to, risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by Nelnet under the existing servicing contracts with the Department, as amended by the modifications, and any future servicing contracts with the Department, which current contracts accounted for 32 percent of Nelnet's revenue in 2022, risks that the current servicing contracts, as amended by the modifications, will not be extended beyond December 14, 2023, risks to Nelnet related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement processes, risks that Nelnet may not be successful in obtaining any of such potential new contracts, and risks related to Nelnet 's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program, and private education and consumer loans. For more information, see the "Risk Factors" sections and other cautionary discussions of risks and uncertainties included in documents filed or furnished by Nelnet with the Securities and Exchange Commission. Although Nelnet may voluntarily update or revise its forward-looking statements from time to time to reflect actual results or changes in Nelnet's expectations, Nelnet disclaims any commitment to do so except as required by law.